Exhibit 10.3

Form of  Class B Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CLASS B WARRANT TO PURCHASE COMMON STOCK
OF
INFERX CORPORATION

Warrant No. B-___	Issued on: December __, 2009
Void after: June __, 2014

This certifies that ______________________________ or registered assigns (the “Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from InferX Corporation (the “Company”) at any time during the Exercise Period (defined below) and prior to June __, 2014 (the “Expiration Date”) all, or any portion, of ______________ shares of Warrant Stock (as defined below) as may be purchased at a price per share equal to the Exercise Price (as defined below), upon surrender of this Warrant at the principal offices of the Company, together with a duly executed exercise form in the form attached hereto as Exhibit 1 (the “Notice of Exercise Form”) and simultaneous payment of the full Exercise Price for the shares of Warrant Stock so purchased in lawful money of the United States.

This Warrant is one of a series of Class B Warrants issued by the Company, pursuant to the terms of Purchase Agreement pursuant to which (i) the Class B Warrants shall have the right to acquire a total of 120,000 shares of Common Stock in the aggregate at an initial exercise price of $0.50 per share; and (ii)  the Class A Warrants shall have the right to purchase 450,000 shares of Common Stock in the aggregate at an initial exercise price of $0.20 per share.

The Exercise Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

1.           DEFINITIONS.  The following definitions shall apply for purposes of this Warrant.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), dated December __, 2009, among the Company and the purchasers signatory thereto:

1.1           “Exercise Period” means that period that shall commence 181 days from the date hereof and end on the Expiration Date.

1.2           “Exercise Price” means $0.50 per share, subject to adjustment as provided herein.

1.3           “Holder” means any person who shall at the time be the registered holder of this Warrant.

1.4           “Transfer Agent” means _____________________, the current transfer agent of the Company, with a mailing address of ___________________ and a facsimile number of _______________, and any successor transfer agent of the Company.

1.5           “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

1.6           “Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

1.7            “Warrant Stock” means shares of the Common Stock issuable upon exercise of this Warrant.  The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant in accordance with its terms.

2.           EXERCISE.

2.1           Method of Exercise.  Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant at any time or from time to time, in whole or in part, on any Trading Day before the Expiration Date, for that number of shares of Warrant Stock set forth herein with the Notice of Exercise Form duly executed by the Holder (the “Notice of Exercise”), and payment of an amount equal to the product obtained by multiplying (i) the number of shares of Warrant Stock to be purchased by the Holder by (ii) the Exercise Price as determined in accordance with the terms hereof. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Stock available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Stock available hereunder shall have the effect of lowering the outstanding number of Warrant Stock purchasable hereunder in an amount equal to the applicable number of Warrant Stock purchased.  The Holder and the Company shall maintain records showing the number of Warrant Stock purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Stock hereunder, the number of Warrant Stock available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2.2           Form of Payment.  Payment may be made by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing.

2.3           Cashless Exercise.  If at any time after the six month anniversary of the date of the issuance of this Warrant, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Stock by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Expiration Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.3.

2.4           No Fractional Shares.  No fractional shares may be issued upon any exercise of this Warrant, and any fractions shall be rounded down to the nearest whole number of shares.  If upon any exercise of this Warrant a fraction of a share results, the Company will pay the cash value of any such fractional share, calculated on the basis of the Exercise Price.

2.5           Restrictions on Exercise.

(a)           This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  As a condition to the exercise of this Warrant, the Holder shall execute the Notice of Exercise Form.

(b)           Notwithstanding anything to the contrary contained herein, the number of shares of Warrant Stock that may be acquired by any Warrant Holder upon any exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Warrant Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “5% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  Each delivery of an Exercise Notice by a Warrant Holder will constitute a representation by such Warrant Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Warrant Stock requested in such Exercise Notice is permitted under this paragraph.  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to the Company, any Warrant Holder may waive the provisions of this Section or increase or decrease the 5% Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to such Warrant Holder and not to any other Warrant Holder.  For the avoidance of doubt, this Section 2.5(b) (x) shall initially apply to all Warrant Holders unless subsequently waived by a Warrant Holder, including Warrant Holders that beneficially own in excess of 4.999% of the outstanding shares of Common Stock; and (y) shall not be interpreted to require a shareholder to convert, transfer or dispose of any shares of capital stock of the Company, or otherwise reduce its beneficial ownership of shares of Common Stock, irrespective of whether the beneficial ownership of shares of Common Stock by such shareholder (together with its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act) exceeds 4.999%.

(c)           Notwithstanding anything to the contrary contained herein, the number of shares of Warrant Stock that may be acquired by any Warrant Holder upon any exercise of this Warrant shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Warrant Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “10% Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  Each delivery of an Exercise Notice by a Warrant Holder will constitute a representation by such Warrant Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Warrant Stock requested in such Exercise Notice is permitted under this paragraph.  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  By written notice to the Company, any Warrant Holder may waive the provisions of this Section or increase or decrease the 10% Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to such Warrant Holder and not to any other Warrant Holder.  For the avoidance of doubt, this Section 2.5(c) (x) shall initially apply to all Warrant Holders unless subsequently waived by a Warrant Holder, including Warrant Holders that beneficially own in excess of 9.999% of the outstanding shares of Common Stock; and (y) shall not be interpreted to require a shareholder to convert, transfer or dispose of any shares of capital stock of the Company, or otherwise reduce its beneficial ownership of shares of Common Stock, irrespective of whether the beneficial ownership of shares of Common Stock by such shareholder (together with its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Warrant Holder’s for purposes of Section 13(d) of the Exchange Act) exceeds 9.999%.

3.           ISSUANCE OF STOCK.

3.1           Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Stock to or resale of the Warrant Stock by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Stock Delivery Date”).  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 3.4 prior to the issuance of such shares, having been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Stock by the Warrant Stock Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Stock subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Stock Delivery Date until such certificates are delivered or Holder rescinds such exercise.

3.2           Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Stock pursuant to Section 3.1 by the Warrant Stock Delivery Date, then, the Holder will have the right to rescind such exercise.

3.3           Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to deliver a certificate or the certificates representing the Warrant Stock pursuant to an exercise on or before the Warrant Stock Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

3.4           Charges, Taxes and Expenses.  Issuance of certificates for Warrant Stock shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4.           ADJUSTMENT PROVISIONS.  The number and character of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events between the date this Warrant is issued and the date it is exercised:

4.1           Adjustment for Stock Splits and Stock Dividends.  The Exercise Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividend, stock split or reverse stock split, or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities).  Each adjustment under this Section 4.1 shall become effective on the close of business on the date such dividend, stock split or reverse stock split, or other similar event becomes effective.

4.2           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.5 on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.5 on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

4.3           Adjustment for Reorganization, Consolidation, Merger.  In case of any recapitalization or reorganization of the Company after the date of this Warrant, or in case, after such date, the Company shall consolidate with, merge into, or enter into a share exchange with, another corporation or entity (the “Successor Entity”) or other similar event, then, and in each such case, the Warrant Holder shall be entitled to receive, at any time on or after the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, shall be entitled to receive, at the option of the Warrant Holder, either (a) warrants or other securities exercisable or convertible into common stock of the Successor Entity, or (b) in lieu of the securities contemplated by clause (a) hereof, the cash, stock or other securities or property to which the Warrant Holder would have been entitled upon the consummation of such recapitalization, reorganization, consolidation, merger, share exchange or other similar event, if the Warrant Holder had exercised this Warrant immediately prior thereto at the Exercise Price.  The Company covenants and agrees that any Successor Entity in such reorganization, consolidation, merger, share exchange or other similar event (if other than the Company) shall duly execute and deliver to the Warrant Holder a supplement hereto acknowledging such corporation’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the cash, shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation, merger, share exchange or other similar event.

4.4           Adjustment for Dilutive Issuances.  If the Company, at any time after the date of this Warrant, shall issue any shares of Common Stock or securities of the Company convertible into shares of Common Stock at a price per share of Common Stock less than the Exercise Price in effect immediately prior to such issuance, in any case other than an Excluded Issuance (as hereinafter defined) (a “Dilutive Issuance”), then, and in each such case, the Exercise Price shall be reduced to the effective per share price of the Common Stock in connection with such additional issuance of securities.

The following shall be deemed “Excluded Issuances” for the purpose of this Section 4.4:

(a)           The Company’s granting of stock options, and/or issuance of Common Stock upon exercise thereof, to directors, officers, employees or consultants of the Company pursuant to the Company’s 2007 Stock Incentive Plan;

(b)           The issuance or sale of shares of Common Stock (i) issuable upon the exercise of the Class A Warrants and the Class B Warrants;

(c)           The issuance of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (and the shares of Common Stock issuable upon the conversion, exercise or exchange thereof) in connection with any future acquisition, merger or other business combination, purchase of assets or of all or a portion of a business or other strategic relationship entered, by the Company or any of its subsidiaries.

4.5           Number of Shares of Warrant Stock.  Simultaneously with any adjustment to the Exercise Price pursuant to Section 4.1 above, the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of shares of Warrant Stock shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment; provided, however, any adjustment of the Exercise Price and the number of shares of Warrant Stock available for exercise, if applicable, made pursuant to this  section  shall adjust back in the event none of the  convertible  securities or options or warrants  which  caused  such  adjustment  are converted or exercised, as the case may be.

4.6           Calculations.  All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

4.7           Notice of Adjustments.  The Company shall promptly give written notice of each adjustment or readjustment of the Exercise Price or the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant.  The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

4.8           No Change Necessary.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares of Warrant Stock issuable upon its exercise.

4.9           Reservation of Stock.  If at any time the number of authorized but unissued (or treasury shares) of Common Stock or other securities issuable upon exercise of this Warrant shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

5.           PIGGYBACK REGISTRATION RIGHTS.  The Company shall notify all Holders in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Common Stock) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Warrant Stock then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Warrant Stock held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Warrant Stock such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Warrant Stock in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Warrant Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

6.           NO RIGHTS OR LIABILITIES AS SHAREHOLDER.  This Warrant does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company.  In the absence of affirmative action by the Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a shareholder of the Company for any purpose.

7.           NO IMPAIRMENT.  The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against wrongful impairment.  Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

8.           NOTICE REQUIREMENT.  In case (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other rights; or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, in each case, the Company will give notice thereof to the Holder of this Warrant specifying in such notice , as the case may be, (x) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, consolidation , merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for the security or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be given by the Company at least five Trading Days prior to the record date or effective date for the event specified in such notice.

9.           ATTORNEYS’ FEES.  In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including reasonable attorneys’ fees.

10.           TRANSFER.  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Stock without having a new Warrant issued.

11.           TRANSFER RESTRICTIONS. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 11 of the Purchase Agreement.

12.           LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Stock, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

13.           LIMITATION OF LIABILITY.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Stock, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

14.           REMEDIES.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

15.           GOVERNING LAW.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

16.           HEADINGS.  The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant.  All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

17.           NOTICES.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) Trading Day delivery by facsimile transmission or after deposit with an express overnight courier for United States deliveries, with proof of delivery from the courier requested (provided that written or electronic confirmation of receipt is obtained), or two (2) Trading Days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) on the day of proof of receipt, if mailed by registered or certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party pursuant to the Agreement or, in the case of the Company, at 46950 Jennings Farm Drive, Suite 290, Sterling, VA 20164-8679, (fax) 703 444-2119, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

18.           AMENDMENT; WAIVER.  This Warrant and all other Class A Warrants issued under the Agreement may be amended and provisions may be waived by the warrant holders holding, in the aggregate, Class A Warrants exercisable for shares of Warrant Stock greater than 67% of all shares of Warrant Stock available for exercise under the Class A Warrants, and the Company as may be mutually agreed upon in writing.

19.           SEVERABILITY.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

20.           TERMS BINDING.  By acceptance of this Warrant, the Holder accepts and agrees to be bound by all the terms and conditions of this Warrant.

21.           MISCELLANEOUS.   In any instance where the word “days” is used herein, unless otherwise indicated, “days” shall mean calendar days, including Saturday, Sunday and holidays.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

INFERX CORPORATION

By:

Name:

Title:

EXHIBIT 1

FORM OF EXERCISE
(To be signed only upon exercise of Warrant)

To:  InferX Corporation

The undersigned Holder hereby elects to purchase ____________ shares of Common Stock of InferX Corporation (the “Warrant Stock”), at a purchase price of $____ per share for a total purchase price of $________________, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)

In the event that this exercise is for less than the total number of shares of Warrant Stock available for exercise under this Warrant, please also issue a new Warrant for the remaining number of shares of Warrant Stock.

Signature of Warrant Holder

FORM OF ASSIGNMENT
(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto _______________________________ all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the said Warrant on the books of InferX Corporation, with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.

FORM OF ASSIGNMENT
(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto ____________________________ (i) the rights of the undersigned to purchase ____________________ shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis.  The undersigned does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Warrant on the books of InferX Corporation,  with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond exactly to the name as written upon the face of the within Warrant, without alteration or enlargement or any change whatsoever.